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                                                                     Exhibit k.4

                            STRUCTURING FEE AGREEMENT


        This STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of March 31, 2005, between A.G. Edwards & Sons, Inc. ("A.G. Edwards") and Nuveen Tax-Advantaged Floating Rate Fund ("the Fund").

        WHEREAS, The Fund is registered under the Investment Company Act of 1940 (the "1940 Act") as a diversified, closed-end management investment company and has filed for the registration of its common shares of beneficial interest, par value $0.01 per share (the "Common Shares") under the Securities Act of 1933;

        WHEREAS, A.G. Edwards has provided to the Fund certain services relating to the development of the Fund, including: (i) advice relating to the structure and design of the Fund and its investment objectives and policies, including, but not limited to, the Fund's prospective investments in Preferred Stock of Middle Market Banking Companies (as such terms are defined in the Fund's registration statement) and (ii) and the impact of such investment objectives and policies on various accounting, tax and trading aspects of the Fund;

        WHEREAS, as of the date of this Agreement, the Fund has completed the initial public offering (the "Offering") of 13,000,000 of its Common Shares and, in connection with the Offering has granted an option to the underwriters in the Offering to purchase, for a period of 45 days following the date of this Agreement (the "Option Period") up to 1,950,000 additional Common Shares (the "Additional Shares") solely to cover over-allotments; and

        WHEREAS, the Fund desires to provide compensation to A.G. Edwards for providing such services;

        NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. In consideration for the services provided by A.G. Edwards relating to the development of the Fund, the Fund shall pay, as of the date of this Agreement, a structuring fee to A.G. Edwards in the aggregate amount of $515,000 (the "Structuring Fee"). The Structuring Fee shall be paid at the same time as the delivery of the Common Shares to the underwriters in the Offering of the Common Shares and shall be made by wire transfer to the order of A.G. Edwards & Sons, Inc. In the event the Fund issues any Additional Shares, the Fund shall pay an additional structuring fee to A.G. Edwards, in an amount up to $75,000, determined with reference to the aggregate number of Additional Shares, if any, issued by the Fund and the total number of Additional Shares. The amount of any such additional structuring fee shall be in the amount as mutually agreed upon by the Fund and A.G. Edwards and shall be payable on the last day of the Option Period (or such earlier date as may be agreed upon by the Fund and A.G. Edwards) by wire transfer to the order of A.G. Edwards & Sons, Inc. The total amount of the Structuring Fee hereunder will not exceed $590,000 (which amount will not exceed 0.30% of the total price to the public of the Common Shares sold in the Offering).

2. The Fund acknowledges that the services provided by A.G. Edwards hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities, in each case for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of A.G. Edwards, and A.G. Edwards is not agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations of portfolio securities or recommendations of any kind in connection with providing the services described herein, to the extent that any such services would constitute investment advisory or investment banking services, it being understood between the parties hereto that any such investment advisory or investment banking services if, and to the extent, agreed to be performed by A.G. Edwards, shall be the subject of a separate agreement with the Fund.

3. Nothing herein shall be construed as prohibiting A.G. Edwards or any of its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as A.G. Edwards's services to the Fund are not impaired thereby. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between A.G. Edwards and the Fund. In addition, nothing in this Agreement shall be construed to constitute A.G. Edwards as the agent or employee of the Fund or the Fund as the agent or employee of A.G. Edwards, and neither party shall make any representation to the contrary. It is understood that A.G. Edwards is engaged hereunder solely to provide the services described above to the Fund and that A.G. Edwards is not acting as an agent or fiduciary of, and A.G. Edwards shall not have any duties or liability to, the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Fund has the authority to waive such duties and liabilities.

4. This Agreement shall terminate upon the payment of the entire amount of the Structuring Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement with respect to the Fund without Common Shares having been delivered and paid for.

5. The Fund agrees that A.G. Edwards shall not have any liability to the Fund for any act or omission to act by A.G. Edwards in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of A.G. Edwards. The Fund agrees that it shall provide indemnification to A.G. Edwards as set forth in the Indemnification Agreement appended hereto.

6. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

7. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Fund and A.G. Edwards consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and A.G. Edwards waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund and A.G. Edwards agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to the jurisdiction of which such party is or may be subject, by suit upon such judgment.

8. This Agreement may not be assigned by either party without the prior written consent of the other party.

9. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Fund and A.G. Edwards.

10. All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund:

        Nuveen Tax-Advantaged Floating Rate Fund
        333 West Wacker Drive
        Chicago, IL 60606
        Attention: Gifford R. Zimmerman


        or if to A.G. Edwards:

        A.G. Edwards & Sons, Inc.
        One North Jefferson
        St. Louis, MO 63103
        Attention: Investment Banking--Corporate Finance

        Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

11. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

NUVEEN TAX-ADVANTAGED FLOATING RATE FUND                     A.G. EDWARDS & SONS, INC.


By:                                                          By:
     ------------------------------------                         ------------------------------------
     Name:                                                        Name:  Matthew R. Byer
     Title:                                                       Title: Director

                            INDEMNIFICATION AGREEMENT


                                                                  March 31, 2005
A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, MO 63103

Ladies and Gentlemen:

        In connection with the engagement of A.G. Edwards & Sons, Inc. (the "Service Provider") to provide services to the undersigned (the "Company") in connection with the matters set forth in the Structuring Fee Agreement dated March 31, 2005 (the "Agreement"), between the Company and the Service Provider, in the event that the Service Provider becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than services and activities performed pursuant to the underwriting agreement between the parties and dated even herewith), the Company agrees to indemnify, defend and hold the Service Provider harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of the Service Provider. In addition, in the event that the Service Provider becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement (other than services and activities performed pursuant to the underwriting agreement between the parties and dated even herewith), the Company will reimburse the Service Provider for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by the Service Provider in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders and other constituencies, on the one hand, and the Service Provider, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Service Provider has been retained to perform services bears to the fees paid to the Service Provider under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Service Provider is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Service Provider pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Service Provider, on the other hand. The Company shall not be liable under this Indemnification Agreement to the Service Provider regarding any settlement or compromise or consent to the entry of any judgment with respect to any Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Company is an actual or potential party to such Proceeding) unless such settlement, compromise or judgment is consented to by the Company. The Company shall not, without the prior written consent of the Service Provider, settle or compromise or consent to the entry of any judgment with respect to any Proceeding in respect of which indemnification or contribution could be sought under this Indemnification Agreement (whether or not the Service Provider is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of the Service Provider from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Service Provider. For purposes of this Indemnification Agreement, the Service Provider shall include any of its affiliates, each other person, if any, controlling the Service Provider or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assignees of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

        The Company agrees that neither the Service Provider nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Service Provider's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of the Service Provider in performing the services that are the subject of the Agreement.

        Notwithstanding any provision contained herein, in no event shall the Service Provider be entitled to indemnification by the Company hereunder from and against any losses, claims, damages, liabilities or expenses in respect of which indemnity may be sought under Section 9 of the Underwriting Agreement.

        THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE SERVICE PROVIDER CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE SERVICE PROVIDER OR ANY INDEMNIFIED PARTY. THE SERVICE PROVIDER AND THE COMPANY WAIVES ALL

RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

        The Company's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Company by the Company's officers as officers and not individually and the obligations imposed upon the Company by this Agreement are not binding upon any of the Company's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Company.

        The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Service Provider's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                       Very truly yours,


                                       NUVEEN TAX-ADVANTAGED FLOATING RATE FUND


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


Accepted and agreed to as of
the date first above written:


A.G. EDWARDS & SONS, INC.

By:
    -------------------------------------
    Name:  Matthew R. Byer
    Title: Director